Exhibit 2.1

EXECUTION VERSION

February 17, 2025

Maiden Holdings, Ltd.

Clarendon House, 2 Church Street,

Hamilton HM 11 Bermuda

Attention:	Patrick Haveron
Lawrence Metz
Email:	phaveron@maiden.bm
lmetz@maiden.bm

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, NY 10019

Attention:	Adam Givertz
Stan Richards
Email:	agivertz@paulweiss.com
srichards@paulweiss.com

RE:	Extension of Deadline to File Registration Statement and Outside Date

Ladies and Gentlemen

We refer to that certain Combination Agreement (the “Combination Agreement”), dated as of December 29, 2024, by and among Kestrel Group LLC, a Delaware limited liability company (the “Company”), all of the equityholders of the Company (the “Company Equityholders”), Maiden Holdings, Ltd., a Bermuda exempted company limited by shares (“Parent”), Ranger U.S. Newco LLC, a Delaware limited liability company and a direct wholly owned Subsidiary of Parent (“US NewCo”), Ranger Bermuda Merger Sub Ltd, a Bermuda exempted company limited by shares and a direct wholly owned Subsidiary of US NewCo (“Merger Sub Ltd.”), Ranger Bermuda Topco Ltd, a Bermuda exempted company limited by shares and a direct wholly owned Subsidiary of Parent (“Bermuda NewCo”), and Ranger Merger Sub 2 LLC, a Delaware limited liability company and a direct wholly owned Subsidiary of Bermuda NewCo (“Merger Sub LLC”). The Company, the Company Equityholders, Parent, US NewCo, Merger Sub Ltd., Bermuda NewCo and Merger Sub LLC are collectively referred to herein as the “parties.”

The parties have agreed to enter into this Letter Agreement (this “Letter Agreement”) to set forth their agreement with respect to certain matters regarding the Combination Agreement as described below.

1.            Capitalized Terms. Capitalized terms used and not defined in this Letter Agreement shall have the meanings ascribed to such terms in the Combination Agreement.

2.            Agreement to Extend Deadline to File Registration Statement. Pursuant to Section 10.03 of the Combination Agreement, each of the parties hereby agrees to extend the time for the performance of Parent’s obligations to prepare and cause Bermuda NewCo to file the Registration Statement with the SEC as set forth in the first sentence of Section 7.04(a) of the Combination Agreement until March 7, 2025.

3.            Extension of Outside Date. Each of the parties hereby acknowledges and agrees that the Outside Date (as defined in Section 9.01(b)(i) of the Combination Agreement) be extended to August 20, 2025. Each of the parties further acknowledges and agrees that if on such date the condition precedent to the consummation of the Second Merger set forth in Section 8.01(a) of the Combination Agreement shall not have been satisfied but all other conditions precedent to the consummation of the Second Merger have been satisfied (or, in the case of conditions that by their terms are to be satisfied at the Closing, are capable of being satisfied on that date), then the Outside Date shall be automatically be extended to October 20, 2025, and references to the “Outside Date” shall instead refer to such extended date.

4.            No Other Waiver. Except as expressly waived and/or superseded by this Letter Agreement, the Combination Agreement remains and shall remain in full force and effect. This Letter Agreement shall not constitute an amendment or waiver of any provision of the Combination Agreement not expressly amended or waived herein and shall not be construed as an amendment, waiver or consent to any action that would require an amendment, waiver or consent, except as expressly set forth herein. Upon the execution and delivery hereof, the Combination Agreement shall thereupon be deemed to be supplemented as hereinabove set forth as fully and with the same effect as if the waivers, acknowledgments and agreements made hereby were originally set forth in the Combination Agreement. This Letter Agreement and the Combination Agreement shall each henceforth be read, taken and construed as one and the same instrument, but such waivers, acknowledgments and agreements shall not operate so as to render invalid or improper any action heretofore taken under the Combination Agreement. If and to the extent there are any inconsistencies between the Combination Agreement and this Letter Agreement with respect to the matters set forth herein, the terms of this Letter Agreement shall control. References in the Combination Agreement to the Combination Agreement shall be deemed to mean the Combination Agreement as modified and supplemented by this Letter Agreement. On and after the date of this Letter Agreement, each reference to the Combination Agreement, “this Agreement”, “hereof”, “hereunder”, “herein” or words of like import referring to the Combination Agreement shall mean and be a reference to the Combination Agreement as modified hereby, provided that references in the Combination Agreement to “the date hereof” or “the date of this Agreement” or words of like import shall continue to refer to the date of December 29, 2024.

5.            Counterparts. This Letter Agreement may be executed in one or more counterparts (including by electronic mail), each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

6.            Sections of the Combination Agreement. Section 10.04 (Assignment), Section 10.06 (Entire Agreement; No Third-Party Beneficiaries), Section 10.07 (Governing Law; Jurisdiction), Section 10.09 (Waiver of Jury Trial), and Section 10.11 (Severability) of the Combination Agreement are each hereby incorporated by reference mutatis mutandis.

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2

Respectfully,

KESTREL GROUP LLC

By:	/s/ Bradford Luke Ledbetter
	Name:	Bradford Luke Ledbetter
	Title:	President and Chief Executive Officer

KESTREL INTERMEDIATE LEDBETTER HOLDINGS LLC

By	/s/ Bradford Luke Ledbetter
	Name:	Bradford Luke Ledbetter
	Title:	Authorized Signatory

[Signature Page to Letter Agreement]

AMTRUST FINANCIAL SERVICES, INC.

By:	/s/ Adam Karkowsky
	Name:	Adam Karkowsky
	Title:	President

[Signature Page to Letter Agreement]

/s/ Dan Dijak
Name:	Dan Dijak

[Signature Page to Letter Agreement]

/s/ Duncan McColl
Name:	Duncan McColl

[Signature Page to Letter Agreement]

/s/ Elise Clarke
Name:	Elise Clarke

[Signature Page to Letter Agreement]

/s/ Rod Newcomer
Name:	Rod Newcomer

[Signature Page to Letter Agreement]

/s/ Barb Lane
Name:	Barb Lane

[Signature Page to Letter Agreement]

Acknowledged and agreed:

MAIDEN HOLDINGS, LTD.

By:	/s/ Patrick Haveron
Name:	Patrick Haveron
Title:	Chief Executive Officer and
Chief Financial Officer

RANGER U.S. NEWCO LLC

By:	/s/ Patrick Haveron
Name:	Patrick Haveron
Title:	Chief Executive Officer and
Chief Financial Officer

RANGER BERMUDA MERGER SUB LTD

By:	/s/ Patrick Haveron
Name:	Patrick Haveron
Title:	Chief Executive Officer and
Chief Financial Officer

RANGER BERMUDA TOPCO LTD

By:	/s/ Patrick Haveron
Name:	Patrick Haveron
Title:	Chief Executive Officer and
Chief Financial Officer

RANGER MERGER SUB 2 LLC

By:	/s/ Patrick Haveron
Name:	Patrick Haveron
Title:	Chief Executive Officer and
Chief Financial Officer

[Signature Page to Letter Agreement]